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                              OFFICER'S CERTIFICATE

        I certify that I am the President of United Security Bancorporation, located in Spokane, State of Washington ("Company"), and that I have been duly elected and am presently serving in that capacity in accordance with the Bylaws of the Company.

        I further certify that the following is a true, correct and complete copy of a resolution of the Board of Directors of the Company, duly passed and adopted by a majority of the Company's Board of Directors at a meeting duly called and convened on May 26, 1998:

                               [POWER OF ATTORNEY]

        Each officer of the Company who may be required to sign and execute the Registration Statement or any amendment thereto or related documents, is authorized to execute a Power of Attorney, appointing the William C. Dashiell and Richard C. Emery or any of them individually, to act as his true and lawful attorney or attorneys, to sign in his name, place and stead, in any such capacity, the Registration Statement and all amendments and other related documents, and to file the same with the SEC.

        The above resolution is in full force and effect and has not been revoked or rescinded as of the date hereof.

        IN WITNESS WHEREOF, I have affixed my signature as of this 30th day of June, 1998.



                                              /s/ Richard C. Emery
                                            ---------------------------
                                            Richard C. Emery, President